                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                  GENTEK INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  GENTEK INC.
                                  Liberty Lane
                          Hampton, New Hampshire 03842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002
                            ------------------------

To Stockholders of GenTek Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GenTek Inc. (the "Company") will be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware on Wednesday, May 8, 2002 at 9:00 a.m., local time, for the following purposes:

          1. To elect six Directors of the Company, each for a term of one year;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Common Stock and Class B Common Stock at the close of business on March 28, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Todd M. DuChene
                                          Todd M. DuChene
                                          Secretary

Hampton, New Hampshire
April 15, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  GENTEK INC.

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT
                                                                  April 15, 2002
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of GenTek Inc., a Delaware corporation ("GenTek" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware, May 8, 2002 at 9:00 a.m., local time, and any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 2001, were first mailed by the Company on or about April 15, 2002 to stockholders of record as of March 28, 2002.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposal and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of GenTek at Liberty Lane, Hampton, New Hampshire 03842.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 28, 2002 and will provide reimbursement for the cost of forwarding the material.

               RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Holders of record of Common Stock and Class B Common Stock, at the close of business on March 28, 2002, are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share and holders of the Class B Common Stock are entitled to ten votes per share, on each of the matters properly presented at the Annual Meeting. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at Liberty Lane, Hampton, New Hampshire 03842, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

     On March 28, 2002, there were 20,567,403 shares of Common Stock and 4,750,107 shares of Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 28, 2002 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and Class B Common Stock and beneficial ownership of each nominee, director, named executive officer and all directors and executive officers as a group.

                                                                                           PERCENT
                                                                                              OF
                                                               PERCENT OF    SHARES OF     CLASS B
                                              SHARES OF          COMMON       CLASS B       COMMON
NAME OF BENEFICIAL OWNER                     COMMON STOCK       STOCK(1)    COMMON STOCK   STOCK(2)
------------------------                     ------------      ----------   ------------   --------
Paul M. Montrone...........................   12,674,753(3)(4)    50.1       4,750,107(3)   100.0
Paul M. Meister............................    2,458,566(5)       11.0         853,247(5)    18.0
1996 GRAT..................................    2,073,566(3)        8.2         853,247(3)    18.0
J. P. Morgan Chase & Co. ..................    2,405,001(6)        9.5              --         --
Thomson Horstmann & Bryant, Inc. ..........    1,206,900(7)        4.8              --         --
Richard R. Russell.........................      529,741(8)        2.1              --         --
Scott M. Sperling..........................       25,000(9)          *              --         --
Ira Stepanian..............................       25,000(9)          *              --         --
Ralph M. Passino...........................      126,091(10)         *              --         --
James N. Tanis.............................      107,409(11)         *              --         --
Bodo D. Klink..............................       82,291(12)         *              --         --
James A. Wilkinson.........................       61,475(13)         *              --         --
Bruce L. Koepfgen..........................       10,767(14)         *              --         --
All directors and Executive Officers as a
  group (13 persons).......................   14,101,312(15)      53.4       4,750,107      100.0

---------------

  * Less than 1%

 (1) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock. Percentage figures are based on 25,317,510 shares.

 (2) Holders of Class B Common Stock may convert each share of Class B Common Stock at any time and from time to time into one fully-paid and nonassessable share of Common Stock.

 (3) Includes (a) 2,556,541 shares of Common Stock held directly by Mr. Montrone; (b) 2,505,337 shares of Class B Common Stock held directly by Mr. Montrone; (c) 36,000 shares of Common Stock held directly by Mr. Montrone's wife, Sandra G. Montrone; (d) 3,600 shares of Common Stock held by a trust (the "Trust") of which Mr. Montrone is the sole trustee and a beneficiary;
     (e) 1,220,319 shares of Common Stock and 853,247 shares of Class B Common Stock held by a grantor retained annuity trust formed in 1996 (the "1996 GRAT"), of which Mr. Montrone is the settlor and annuity beneficiary and Mrs. Montrone and Paul M. Meister are co-trustees with shared investment and voting discretion; (f) 1,400,163 shares of Common Stock and 599,837 shares of Class B Common Stock held by Sewall Associates Family, L.P., a Delaware limited partnership of which Mrs. Montrone and Mr. Montrone are the sole general partners with shared investment and voting discretion and Mr. Montrone and a grantor retained annuity trust formed in January 2000 (of which Mr. Montrone is the settlor and annuity beneficiary and Mrs. Montrone and Mr. Montrone are co-trustees with shared investment and voting discretion) are the limited partners; (g) 2,061,046 shares of Common Stock and 791,686 shares of Class B Common Stock held by PMM GK Investment LLC, a Delaware limited liability company of which Mr. Montrone is the sole member; and (h) 646,977 shares held by Bayberry Trust, of which Mrs. Montrone is trustee. The address of Mr. and Mrs.

     Montrone, each of the GRATs and Sewall Associates Family, L.P. is c/o GenTek Inc., Liberty Lane, Hampton, NH 03842. The address of PMM GK Investment LLC is c/o Wilmington Trust Company, 1100 N. Market Street, Wilmington, DE 19890, c/o PMM GK Investment LLC.

     The shares of Common and Class B Common Stock beneficially owned by Mr. Montrone represent 81.4% of the combined voting power of the outstanding shares of the voting stock.

     Pursuant to a registration rights agreement with GenTek, Mr. Montrone and the Montrone family trusts and entities may request, at any time prior to April 2004, the registration of their shares of Common Stock (including shares of Common Stock received upon the conversion of Class B Common Stock) for sale under the Securities Act of 1933. The Company is required to accept up to three requests for registration and, in addition, to include the shares of Mr. Montrone and his family trusts in a proposed registration of shares of Common Stock under the Securities Act in connection with the sale of shares of Common Stock by the Company or any other stockholder of the Company. The Company will be responsible for the expenses of any registration of shares of Mr. Montrone and the Montrone family trusts effected under the registration rights agreement other than brokerage and underwriting commissions and taxes relating to the sale of the shares.

 (4) Does not include an additional 120,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a director and Mrs. Montrone is a director and officer. By virtue of their positions with the foundation, Mr. and Mrs. Montrone may be deemed to be beneficial owner of shares of Common Stock held by the foundation. Mr. and Mrs. Montrone expressly disclaim any beneficial ownership in the 120,000 shares of Common Stock held by the foundation.

 (5) Includes 10,000 shares of Common Stock owned by Mr. Meister, 15,000 restricted units granted to Mr. Meister pursuant to the Long Term Incentive Plan and options to purchase 360,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 28, 2002. Also includes 1,220,319 shares of Common Stock and 853,247 shares of Class B Common Stock held by the 1996 GRAT. By virtue of his status as a co-trustee of the 1996 GRAT, Mr. Meister may be deemed to beneficially own the shares held by the 1996 GRAT. Mr. Meister expressly disclaims beneficial ownership of such shares.

 (6) The information presented herein is based solely upon a Schedule 13G filing made with the Securities and Exchange Commission (the "SEC") by J.P. Morgan Chase & Company ("J.P. Morgan") on February 9, 2001, as amended on February 13, 2002. According to such filing J.P. Morgan has sole voting power over 2,019,339 of the shares, shared voting power over none of the shares and sole dispositive power over 2,405,001 shares. The address of J.P. Morgan is 60 Wall Street, New York, NY 10260.

 (7) The information presented herein is based solely upon a Schedule 13G filing made with the SEC by Thomson Horstmann & Bryant, Inc. ("Horstmann") on January 13, 2000, as amended on February 2, 2001 and again on January 23, 2002. According to such amendment, Horstmann has sole voting power over 676,479 of the above shares, shared voting power over 28,880 of the above shares and sole dispositive power over 1,206,900 of the above shares. The address of Horstmann is Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

 (8) Includes 116,166 shares of Common Stock held by Mr. Russell directly, 24,000 shares of Common Stock held by Mr. Russell's wife, 1,200 shares of Common Stock held by Mr. Russell's daughter, an aggregate of 50,375 restricted units granted pursuant to the Long Term Incentive Plan and options to purchase 338,000 shares of Common Stock. Mr. Russell disclaims beneficial ownership of the 25,200 shares of Common Stock held by his wife and daughter.

 (9) Includes 5,000 restricted units granted pursuant to the Restricted Unit Plan for Non-Employee Directors and options to purchase 20,000 shares of Common Stock.

(10) Includes 10,241 shares of Common Stock held indirectly by Mr. Passino's wife and children, 35,850 shares held directly, and options to purchase 80,000 shares of Common Stock. Mr. Passino disclaims beneficial ownership of the 10,241 shares held by his wife and children.

(11) Includes 36,409 shares of Common Stock held by Mr. Tanis directly and options to purchase 71,000 shares of Common Stock.

(12) Includes 43,291 shares of Common Stock held by Mr. Klink directly and options to purchase 39,000 shares of Common Stock.

(13) Includes 30,475 shares of Common Stock held by Mr. Wilkinson directly and options to purchase 31,000 shares of Common Stock.

(14) Includes 5,767 shares of Common Stock held by Mr. Koepfgen and 5,000 restricted units granted pursuant to the Restricted Unit Plan for Non-Employee Directors.

(15) Includes 12,674,753 shares beneficially owned by Mr. Montrone (see notes 3 and 4 above); 295,501 shares held directly; 35,441 shares held indirectly; options to purchase 1,009,600 shares of Common Stock; 71,017 restricted units granted pursuant to the Long Term Incentive Plan; and 15,000 restricted units granted pursuant to the Restricted Unit Plan for Non-Employee Directors. The address for all directors and executive officers is c/o GenTek Inc., Liberty Lane, Hampton, New Hampshire 03842.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of GenTek (the "Board") consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Bruce L. Koepfgen, Richard R. Russell, Scott M. Sperling and Ira Stepanian, each of whom (other than Mr. Koepfgen) became a member of the Board in April 1999. Mr. Koepfgen became a member of the Board in September 1999.

     Upon recommendation of the Nominating Committee, the Board has nominated for election as directors at the Annual Meeting Messrs. Paul M. Montrone, Paul
M. Meister, Bruce L. Koepfgen, Richard R. Russell, Scott M. Sperling and Ira Stepanian, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a one-year term expiring in 2003. Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote. Mr. Montrone and the Montrone family trusts and entities, as described in notes 3 and 4 to the table under "Security Ownership of Certain Beneficial Owners and Management," have indicated that they intend to vote for the nominees for election as directors. It is expected, therefore, that the nominees for director will be elected regardless of the vote by other stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Information about the nominees for election as directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS (ALL FOR A TERM EXPIRING IN 2003)

     Paul M. Montrone, 60, Chairman of the Board, has been a director of the Company since April 1999. Mr. Montrone has been Chairman of the Board and Chief Executive Officer of Fisher Scientific International Inc. ("Fisher") (scientific laboratory products) since March 1998, Chief Executive Officer and a director of Fisher from prior to 1997 to March 1998, and President from prior to 1997 until 1998. Mr. Montrone is also a director of The General Chemical Group Inc. (Chairman) ("General Chemical Group").

     Paul M. Meister, 49, Vice Chairman of the Board, has been a director of the Company since April 1999. Mr. Meister has been Vice Chairman of the Board of Fisher since March 2001 and was Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to March 2001. From prior to 1997 to March 1998, Mr. Meister was Senior Vice President and Chief Financial Officer of Fisher. Mr. Meister is also a director of Mineral Technologies Inc., M&F Worldwide Corp. and General Chemical Group (Vice Chairman).

     Bruce L. Koepfgen, 49, has been a director of the Company since September 1999. Mr. Koepfgen is a private investor and President of Koepfgen Company LLC, a management consulting firm, who spent 23 years with Salomon Brothers Inc., 15 of which he was a managing director. Most recently, he led Salomon's efforts in Fixed Income Sales and managed its Chicago office. He was also Chairman of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors.

     Richard R. Russell, 59, has been a director, President and Chief Executive Officer of the Company since April 1999. Mr. Russell served as President and Chief Executive Officer and a director of General Chemical Group from prior to 1997 until April 1999.

     Scott M. Sperling, 44, has been a director of the Company since April 1999, and served as a director of General Chemical Group from 1996 to 1999. Mr. Sperling has been employed by Thomas H. Lee Partners, L.P. (private equity firm), and its predecessor Thomas H. Lee Company, since prior to 1997. Mr. Sperling currently serves as a Managing Director of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of CTC Communications; Fisher Scientific; Vertis, Inc.; and Wyndham International.

     Ira Stepanian, 65, has been a director of the Company since April 1999, and served as a director of General Chemical Group from 1996 to 1999. Mr. Stepanian was Chairman and Chief Executive Officer of Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston, from prior to 1994 until 1995.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2001, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board met four times during 2001. Each of the members of the Board attended at least 75% of the meetings of the Board and Board Committees on which he served. The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. During 2001, the Audit Committee met five times, the Compensation Committee met four times, the Executive Committee did not meet and the Nominating Committee met one time.

     Audit Committee. The Audit Committee of the Board consists of Messrs. Koepfgen, Sperling and Stepanian, with Mr. Stepanian serving as Chairman. All of the members of the Audit Committee are "independent" within the meaning of the New York Stock Exchange rules pertaining to such matters and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management.

     On March 7, 2000, the Board adopted a new charter for the Audit Committee (the "Charter"). The Charter contains the Committee's mandate, membership requirements, and duties and obligations. The Committee reviewed the Charter in March 2002 to determine its adequacy and will review the Charter annually and, if appropriate, recommend revisions to the Board. A copy of the Charter is attached to this Proxy Statement as Annex I. Under the Charter, the Audit Committee is responsible, among other tasks, for recommending the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviewing with management and the independent auditors the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent auditors, if any; and considering the effect of such performance on the auditors' independence.

     Compensation Committee. The Compensation Committee consists of Messrs. Koepfgen, Meister and Sperling, with Mr. Sperling serving as Chairman. It is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries.

     Executive Committee. The Executive Committee consists of Messrs. Montrone, Russell and Stepanian, with Mr. Montrone serving as Chairman. The Executive Committee possesses, and may exercise during the interval between meetings of the Board, all the powers of the Board. The Committee is responsible for overseeing the management and direction of all of the businesses and affairs of GenTek, in such manner as the Executive Committee deems in the best interests of GenTek. Meetings may be called by the Chief Executive Officer of GenTek or the Chairman of the Committee.

     Nominating Committee. The Nominating Committee consists of all members of the Board, with Mr. Montrone serving as Chairman. It is responsible for the nomination of persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders. The By-Laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), and in any event at least 45 days before the first anniversary of the dates on which the Company first mailed its proxy materials for the prior year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Company at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, GenTek Inc., Liberty Lane, Hampton, New Hampshire 03842.

                           REPORT OF AUDIT COMMITTEE

     During the past year, the Audit Committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2001 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statements on Auditing Standards No. 61 ("Communications with Audit Committees"), and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). On the basis of the above, the Audit Committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          The Audit Committee
                                          of the Board of Directors

                                          Ira Stepanian, Chairman
                                          Scott M. Sperling
                                          Bruce L. Koepfgen

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The Non-employee directors of GenTek are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Non-employee directors of the Company (other than Messrs. Montrone and Meister) receive compensation of $40,000 per year, with no additional fees for attendance at Board or committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of GenTek Inc., any director entitled to compensation may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the director's discretion commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Company's Board or of a later calendar year specified by such director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of GenTek Inc., any non-employee director who retires from the Board with at least five years of service as a non-employee director (other than Messrs. Montrone and Meister) is eligible for an annual retirement benefit for the remainder of the director's lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director fee in effect at the date of the director's retirement and for directors with more than five years of service the retirement benefit is increased by 10% of the director's fee in effect at the date of the director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director or for directors who retire at age 70 regardless of the length of service.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Restricted Unit Plan for Non-Employee Directors of GenTek Inc., each non-employee director of the Company (other than Messrs. Montrone and Meister), upon becoming a director of the Company, receives a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ("Dividend Equivalents") underlying such director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the director ceases to be a member of the Company's Board. At that time, the director will receive one share of Common Stock for each vested restricted unit, provided that a director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the director ceases to be a director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, eligible directors will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

                         I. SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of GenTek's four other most highly compensated executive officers or key employees (the "Named Executives") for services in all capacities to GenTek and its subsidiaries during or with respect to 1999, 2000, and 2001.

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                              ANNUAL COMPENSATION     SECURITIES
NAME AND                                      --------------------    UNDERLYING        ALL OTHER
PRINCIPAL POSITION                     YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
------------------                     ----   ---------   --------   ------------   ------------------
Richard R. Russell                     2001    465,000          0            0            20,750
  President, Chief Executive Officer   2000    465,000    600,000      130,000            64,000
  and Director                         1999    440,000    440,000       20,000            53,000
Ralph M. Passino (2)                   2001    305,000          0            0            12,150
  Vice President and General Manager   2000    305,000    295,000       25,000            36,000
  Manufacturing Group,                 1999    280,000    305,000       10,000            35,000
  General Chemical Corporation
James N. Tanis (2)                     2001    305,000          0            0            12,150
  Vice President and General Manager   2000    305,000    235,000       10,000            32,000
  Performance Products,                1999    290,000    200,000       10,000            29,000
  General Chemical Corporation
James A. Wilkinson (2)                 2001    250,000          0            0            11,250
  Vice President Manufacturing         2000    250,000    215,000       10,000            32,000
  General Chemical Corporation         1999    240,000    170,000        5,000            25,000

Bodo B. Klink (2)                      2001    250,000          0            0            11,250
  Vice President, Business             2000    248,000    215,000       10,000            28,000
  Development                          1999    240,000    220,000       10,000            28,000
  and Services,
  General Chemical Corporation

---------------

(1) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

(2) Employment with the Company terminated effective December 31, 2001.

                     II. OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted by the Company to the Named Executives during 2001.

              III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each Named Executive with regard to the aggregate stock options held on December 31, 2001, and the value of in-the-money stock options held as of December 31, 2001. No stock options were exercised by Named Executives in 2001.

                                                          NUMBER OF                     VALUE OF
                                                    SECURITIES UNDERLYING              UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                       AT 12/31/01(#)              AT 12/31/01 ($)(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
Richard R. Russell.............................    171,000        379,000           0              0
Ralph M. Passino...............................     61,000         39,000           0              0
James N. Tanis.................................     56,500         28,500           0              0
James A. Wilkinson.............................     26,000          9,000           0              0
Bodo B. Klink..................................     30,500         14,500           0              0

---------------

(1) The exercise price of all options granted to the Named Executives exceeded the fair market value of the underlying securities on December 31, 2001. The closing price of GenTek securities on December 31, 2001 was $1.71 per share.

PENSION PLANS

     Certain employees, including all the Named Executives, participate in The General Chemical Corporation Salaried Employee's Pension Plan (the "Pension Plan"), a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employee's earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants.

     In addition, the Named Executives participate in an unfunded nonqualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Internal Revenue Code of 1986, as amended, (the "Code"). Under this formula, the average recognized compensation under the non-qualified excess benefit plan for each of the Named Executives as of December 31, 2001 was: Mr. Russell, $817,000; Mr. Passino, $506,000; Mr. Tanis, $467,000; Mr. Wilkinson, $360,000; Mr. Klink,
$372,000.

     The following table shows the total estimated annual benefits payable under the Pension Plan and the excess benefit plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.

                               PENSION PLAN TABLE

ANNUALIZED
 AVERAGE      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
 EARNINGS    OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
----------   ----------   ----------   ----------   ----------   ----------   ----------
$  200,000    $ 40,000     $ 60,000     $ 80,000     $100,000     $100,000     $105,000
   300,000      60,000       90,000      120,000      150,000      150,000      157,500
   400,000      80,000      120,000      160,000      200,000      200,000      210,000
   500,000     100,000      150,000      200,000      250,000      250,000      262,500
   600,000     120,000      180,000      240,000      300,000      300,000      315,000
   700,000     140,000      210,000      280,000      350,000      350,000      367,500
   800,000     160,000      240,000      320,000      400,000      400,000      420,000
   900,000     180,000      270,000      360,000      450,000      450,000      472,500
 1,000,000     200,000      300,000      400,000      500,000      500,000      525,000
 1,100,000     220,000      330,000      440,000      550,000      550,000      577,500
 1,200,000     240,000      360,000      480,000      600,000      600,000      630,000
 1,300,000     260,000      390,000      520,000      650,000      650,000      681,000

     The years of service recognized under the Pension Plan generally include all service with GenTek and its predecessors. The credited years of service as of December 31, 2001 under the Pension Plan for each of the Named Executives, are as follows: Mr. Russell, 25 years; Mr. Passino, 22 years; Mr. Tanis, 14 years; Mr. Wilkinson, 17 years; and Mr. Klink, 28 years.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve GenTek's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to utilize compensation plans that tie a substantial portion of an executive's overall compensation to GenTek's performance.

     The principal elements of GenTek's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Russell, the Company's President and Chief Executive Officer, are discussed below.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, the executive's business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of his or her responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors. Taking into account these factors, and the disappointing performance of the Company during 2001, Mr. Russell's base salary has not been increased in more than two years.

     Annual Incentive Compensation. Pursuant to the terms of the GenTek Inc. Performance Plan, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital; and the level of individual contribution to the success of the Company as well as compensation opportunities under other GenTek incentive plans. Because of the Company's disappointing performance in 2001 neither Mr. Russell nor any of the Company's other Named Executives received a 2001 bonus.

     Long-Term Incentive Compensation. The Committee expects to endeavor to foster an ownership culture that encourages superior performance by GenTek's executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. To that end, pursuant to the GenTek Inc. Long-Term Incentive Plan and the GenTek 2000 Long-Term Incentive Plan, during 2001 the Board of Directors awarded options to purchase 313,000 shares having an exercise price range of $1.11 to $5.26.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, GenTek should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

                                          The Compensation Committee
                                          of the Board of Directors

                                          Scott M. Sperling, Chairman
                                          Bruce L. Koepfgen
                                          Paul M. Meister

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, there were no interlocking relationships existing between the Company's Board of Directors or compensation committee of any other company.

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on April 15, 1999 (the date of the Company's spin-off from General Chemical Group) in each of (i) GenTek Inc. Common Stock (ii) the Standard & Poor's 500 Composite Index, (iii) the Standard & Poor's Supercomposite Manufacturers (Diversified) Index and (iv) the Standard & Poor's Midcap Manufacturers (Diversified) Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG GENTEK INC. COMMON STOCK,
             THE STANDARD & POOR'S 500 INDEX, THE STANDARD & POOR'S
            SUPERCOMPOSITE MANUFACTURERS (DIVERSIFIED) INDEX AND THE
           STANDARD & POOR'S MIDCAP MANUFACTURERS (DIVERSIFIED) INDEX

[PERFORMANCE GRAPH]

                    ASSUMES $100 INVESTED ON APRIL 15, 1999
                          ASSUMES DIVIDENDS REINVESTED

                                                            4/15/99   12/31/99   12/31/00   12/31/01
                                                            -------   --------   --------   --------
GenTek (GK)...............................................  100.00      76.19     122.12      11.63
S&P 500 Composite Index...................................  100.00     112.39     102.16      91.04
S&P Supercomp. Manufacturers (Div.) Index.................  100.00     104.11     123.45     124.08
S&P Midcap Manufacturers (Div.) Index.....................  100.00     113.33     113.29     150.39

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company is party to a management agreement with Latona Associates Inc. ("Latona Associates"). Latona Associates is a management company that has provided the Company with strategic management, business and financial advisory services, including guidance and advice relating to financings, security offerings, recapitalization, restructurings, acquisitions and tax and employee benefit matters. Paul M. Montrone, the controlling stockholder and Chairman of the Board of the Company, controls Latona Associates.

     The fee the Company currently pays to Latona Associates is $4.9 million annually, payable quarterly in advance, adjusted annually for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In addition, if the Company requests Latona Associates to provide advisory services in connection with any acquisition, business combination or other strategic transaction, the Company will pay Latona Associates additional fees, comparable to those received by investment banking firms for such services (subject to the approval of a majority of our independent directors). While there can be no assurance that the amount of fees paid by the Company to Latona Associates for services does not exceed the amount that the Company would have to pay to obtain similar services from unaffiliated third parties, the Company believes that the employees of Latona Associates have extensive knowledge concerning its business which would be impractical for a third party to obtain. As a result, the Company has not compared the fees payable to Latona Associates with fees that might be charged by third parties for similar services.

     The Company's agreement with Latona Associates extends through 2004. The agreement may be terminated by the Company or Latona Associates if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The Company may terminate the agreement if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20% of the aggregate voting power of the Company's capital stock.

     In connection with the Company's acquisition of the digital communication business of Prestolite Wire Corporation ("Prestolite"), a company controlled by Mr. Montrone, the Company paid Prestolite $0.8 million in 2001 for various corporate and administrative transition services provided by Prestolite to the Company. These transition services ceased by agreement September 30, 2001. Also in connection with the Company's acquisition of the digital communication business Prestolite paid the Company $2.5 million in 2001 for various management services provided to Prestolite's remaining business. The Company and Prestolite buy and sell certain wire and cable products from each other. During 2001, the Company purchased $9.8 million of products from Prestolite. Sales by the Company to Prestolite during 2001 were $2.6 million.

     During 2001, the Company purchased $4 million of soda ash and calcium chloride from The General Chemical Group Inc., a company controlled by Paul Montrone ("General Chemical"). The purchases were made at market rates.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year and hereby recommends that the stockholders ratify such appointment.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $1,426,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $840,700; of these fees $167,000 was for employee benefit plan audits and other audit-related services, $630,700 was for tax compliance and consulting, and $43,000 was for due diligence services.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at GenTek's annual meetings, consistent with regulations adopted by the SEC and the By-Laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders must be received by GenTek at its principal executive offices not later than December 16, 2002. Proposals to be timely submitted for stockholder action at GenTek's 2003 Annual Meeting must be received by GenTek at its principal executive offices not less than 30 days nor more than 60 days prior to the 2003 Annual Meeting. Proposals should be directed to the attention of the Secretary, GenTek Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year ended December 31, 2001 and this proxy statement are being mailed together to all stockholders of the Company of record on March 28, 2002, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          TODD M. DUCHENE
                                          Secretary

April 15, 2002

     THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, GENTEK INC., LIBERTY LANE, HAMPTON, NH 03842.

     Additional information about the Company can be found at the Company's Internet site: http://www.gentek-global.com

                                                                         ANNEX I

                                  GENTEK INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Corporation's financial reports; the Corporation's systems of internal controls regarding finance and accounting; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal accountants.

     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. While the Committee has the responsibilities and duties set forth in this Charter, it is not the Committee's duty (1) to plan or conduct audits, (2) to determine that the Corporation's financial statements are complete and accurate and in accordance with GAAP, which remains the responsibility of the Corporation's management and independent accountants, or (3) to conduct investigations, resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Corporation's Code of Conduct.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors. Subject to the next paragraph, each of the members of the Committee shall be independent directors, free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Corporation. All members of the Committee shall be financially literate (or must become financially literate within a reasonable period of time after his or her appointment), and at least one member of the Committee shall have accounting or related financial management expertise.

     Notwithstanding the previous paragraph, a person with a business relationship with the Corporation may serve on the Audit Committee if the Board determines in its business judgment that the relationship does not interfere with the person's exercise of independent judgment as a director. In addition, one director who is not a current employee (or an immediate family member of such employee) of the Corporation, but is nonetheless not "independent" for the purposes of the NYSE rules, may be appointed to the Committee, under exceptional and limited circumstances, if the Board of Directors determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders, and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

  Review Financial Reports

 1. Review and discuss the Corporation's audited financial statements with the Corporation's management.

 2. Review with management and the independent accountants the interim financial statements prior to filing the 10-Q and publicly releasing quarterly earnings, including the results of the independent accountants' review of the quarterly financial statements. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

 3. Review and recommend to the Board of Directors the engagement of independent accountants, including approval of their fee and the scope and timing of their audit of the Corporation's financial statements.

 4. Review the experience and qualifications of the senior members of the independent accountants' team and the quality control procedures of the independent accountants.

 5. Review, with the independent accountants, the accountants' report on the Corporation's financial statement.

 6. Evaluate the performance of the independent accountants; where appropriate recommend that the Board of Directors replace the independent accountants and approve any proposed discharge of the independent accountants.

 7. On an annual basis, obtain from the Corporation's independent accountants written disclosure delineating all relationships between such accountant and the Corporation and its affiliates, including the written disclosure and letter required by ISB Standard No. 1, as it may be modified or supplemented.

 8. From time to time, as appropriate, actively engage the Corporation's independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

 9. Inform the independent accountants that it is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

10. Periodically discuss with the independent accountants out of the presence of management the Corporation's internal controls, including their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations, the fullness and accuracy of the Corporation's financial statement and certain other matters required to be discussed by SAS 61*, as it may be modified, and information that would be required to be disclosed by GAAS.

  Reviewing and Improving Processes

11. Review, with the independent accountants, any internal auditors and the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls.

---------------

* SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

12. As part of its job to foster open communication, the Committee should meet at least annually with the Corporation's management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

13. In consultation with the independent accountants, review the integrity and quality of the organization's financial reporting processes, both internal and external, and the independent accountant's perception of the Corporation's financial and accounting personnel.

14. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied and significant judgments affecting its financial reporting.

15. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

17. Consider and recommend to the Board of Directors, if appropriate, major changes to the Corporation's financial reporting, auditing and accounting principles and practices as suggested by the independent accountants or management.

  Other

18. State in the Audit Committee's Report in the Corporation's Annual Proxy Statement whether, based on the review and discussions referred to in items 1, 6, 7 and 9 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year.

19. Review and, if appropriate, recommend updates of this Charter annually.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

                                   GENTEK INC.
                           ANNUAL MEETING, MAY 8, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         Messrs. Paul M. Meister, Todd M. DuChene and Matthew R. Friel each with power of substitution, are hereby authorized to vote all shares of common stock of GenTek Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GenTek Inc. to be held on Wednesday, May 8, 2002, and at any adjournments, as specified on the reverse side.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

               (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE.)


                            - FOLD AND DETACH HERE -


                                                                                                     Please mark
                                                                                                     your votes as
                                                                                                     indicated in    [X]
                                                                                                     this example

1.  Election of Directors with terms expiring at the Annual Meeting in 2003.

        FOR all nominees           WITHHOLD              Nominees: Paul M. Montrone, Paul M. Meister, Bruce L. Koepfgen,
        listed at right            AUTHORITY                       Richard R. Russell, Scott M. Sperling and Ira Stepanian
       (except as marked   to vote for all nominees
        to the contrary)       listed at right
                                                     (Instructions: To withhold authority to vote for any individual nominee, write
              [ ]                   [ ]              the nominee's name on the space provided below.)

                                                     ------------------------------------------------------------------------------

2. Ratify the appointment of Deloitte & Touche LLP   3. In their discretion, on such other    A MAJORITY (OR IF ONLY ONE, THEN THAT
   as independent auditors of the Company for the       business as may properly come before  ONE) OF THE ABOVE PERSONS OR THEIR
   current fiscal year.                                 the meeting.                          SUBSTITUTES WHO SHALL BE PRESENT AND
       FOR          AGAINST      ABSTAIN                                                      ACTING AT THE MEETING SHALL HAVE THE
       [ ]            [ ]           [ ]                                                       POWERS CONFERRED HEREBY.

                                                                                              Dated: _____________________ , 2002

                                                                                              --------------------------------
                                                                                                          Signature

                                                                                              --------------------------------
                                                                                                          Signature


                                                                                                    Signature of Stockholder(s)-
                                                                                               please sign name exactly as
                                                                                               imprinted (do not print). Please
                                                                                               indicate any change of address.

                                                                                               NOTE: Executors, administrators,
                                                                                               trustees and others signing in a
                                                                                               representative capacity should
                                                                                               indicate the capacity in which they
                                                                                               sign. If shares are held jointly,
                                                                                               EACH holder should sign.

                                                                                               PLEASE MARK, DATE, SIGN AND RETURN
                                                                                               THIS PROXY.


                                                   - FOLD AND DETACH HERE -
